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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 10, 1998



                            Ralcorp Holdings, Inc.
            (Exact name of registrant as specified in its charter)

    Missouri                      1-12619                     43-1766315
(State or other                (Commission                 (I.R.S. Employer
Jurisdiction of                 File Number)             Identification No.)
 Incorporation)

           800 Market Street, Suite 2900
                 St.  Louis,  MO                              63101
             (Address  of  principal                       (Zip  Code)
               executive  offices)


                                (314) 877-7000
             (Registrant's telephone number, including area code)



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Item  2.          Other  Events.

In a press release dated September 10, 1998, the Registrant announced it had completed its previously announced transaction to sell its Beech-Nut Nutrition Corporation ("Beech-Nut") subsidiary for $68 million in cash. Beech-Nut was sold to St. Louis based The Milnot Company. The Registrant employed an investment banking firm to conduct a bidding process for the sale of Beech-Nut. The Stock Purchase Agreement and Amendment thereto are filed as Exhibits 99.2 and 99.3.

Item 7.          Financial Statements and Exhibits.

Exhibit 99.1     Unaudited Proforma Financial Combined Financial Information.

Exhibit 99.2 Stock Purchase Agreement dated July 29, 1998 by and among Milnot Holding Corporation, RH Financial Corporation and Ralcorp Holdings, Inc..

Exhibit 99.3     First Amendment to Stock Purchase Agreement dated
                 September 10, 1998 by and among Milnot Holding Corporation, RH Financial Corporation and Ralcorp Holdings, Inc.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          RALCORP  HOLDINGS,  INC.
                                         (Registrant)


Dated:   September  25,  1998             By:  /s/ T. G. Granneman
                                               -------------------
                                               Duly  Authorized  Signatory  and
                                               Chief  Accounting  Officer


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                                 EXHIBIT INDEX


Exhibit
Number                    Description
------                    -----------


Exhibit 99.1       Unaudited Proforma Financial Combined Financial Information.

Exhibit 99.2 Stock Purchase Agreement dated July 29, 1998 by and among Milnot Holding Corporation, RH Financial Corporation and Ralcorp Holdings, Inc.

Exhibit 99.3       First Amendment to Stock Purchase Agreement dated
                   September 10, 1998 by and among Milnot Holding Corporation, RH Financial Corporation and Ralcorp Holdings, Inc.